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                                                                   EXHIBIT 10.23


                        STOCK PURCHASE AGREEMENT BETWEEN

                          COMMUNITY BANCSHARES, INC AND

                       DENNY G. KELLY AND ARLENE S. KELLY


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STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of the 9th day of January, 2002 by and among Denny G. Kelly, Arlene S. Kelly (each, a "Seller," and collectively, the "Sellers"), and Community Bancshares, Inc., a Delaware corporation (the "Purchaser").

                                    RECITALS:

         WHEREAS, Denny G. Kelly and Purchaser have entered into a retirement agreement dated of equal date herewith in connection with Mr. Kelly's retirement as an executive officer and director of Purchaser and its subsidiary; and

         WHEREAS, each of the Sellers own issued and outstanding shares of common stock, $.10 par value per share (the "Common Stock"), of the Purchaser; and

         WHEREAS, each of the Sellers desires to sell, and the Purchaser desires to acquire, all of the shares of Common Stock held by the Sellers, for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

1. Sale and Purchase of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), each of the Sellers shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall acquire, the number of shares of Common Stock set forth opposite the name of such Seller on Exhibit A hereto (collectively, the "Shares") and all of the Sellers' rights, title and interests therein. In exchange therefor, at the Closing the Purchaser shall remit to the Sellers as the purchase price hereunder (the "Purchase Price") cash in the amount of $12.00 per Share by wire transfer of immediately available funds to a bank account specified by the applicable Seller, or by such other method as to which the Purchaser and each Seller may agree.

2.       Closing.

         (a) The Closing of the transactions contemplated by this Agreement shall take place at the offices of Purchaser, or at such other place as may be mutually agreed upon by the parties hereto, following satisfaction (or waiver thereof) of all of the conditions set forth in Sections 6 and 7 hereof at a date established by the Purchaser which shall be no later than the second anniversary of the date of this Agreement (the "Closing Date"). Notwithstanding the preceding, the Purchaser may, in its sole discretion, elect to purchase portions of the Shares at various dates within the two-year period commencing on the date hereof. In that event there will be more than one closing date and each event that is to occur on the Closing Date shall occur on each date set by the Purchaser as the closing date with respect to the pro rata number of Shares being purchased on such date.

         (b)      At the Closing:


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                  (i)      Each of the Sellers (except as otherwise indicated
                           below) will deliver to the Purchaser:

                           (A) certificates representing the number of Shares set forth opposite the name of such Seller on Exhibit A hereto, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to the Purchaser; and

                           (B) a certificate executed by such Seller to the effect that each of such Seller's representations and warranties in this Agreement was true and correct in all material respects as of the date of this Agreement and is true and correct in all material respects as of the Closing Date as if made on the Closing Date, and that such Seller has performed all acts, obligations and conditions required to be performed by such Seller at or prior to the Closing (collectively, the "Sellers' Certificates").

                  (ii)     The Purchaser will deliver to the Sellers:

                           (A) the Purchase Price in the respective amounts set forth opposite the name of each Seller on Exhibit A hereto by wire transfer to an account specified by such Seller or by such other method as the Purchaser and each Seller may agree; and

                           (B) a certificate executed by the Purchaser to the effect that each of the Purchaser's representations and warranties in this Agreement was true and correct in all material respects as of the date of this Agreement and is true and correct in all material respects as of the Closing Date as if made on the Closing Date, and that the Purchaser has performed all acts, obligations and conditions required to be performed by it at or prior to the Closing (the "Purchaser's Certificate").

3. Representations and Warranties of the Sellers. Each of the Sellers represents and warrants, severally and not jointly, to the Purchaser as follows:

         (a) Organization and Authority. Each of the Sellers is an individual residing in the State of Alabama. Each of the Sellers has full power, right, legal capacity and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         (b) Authorization and Binding Effect. The execution, delivery and performance of this Agreement by each of the Sellers has been approved by all requisite action and no other approval or authorization is required on the part of the Sellers or any other person by law or otherwise in order to make this Agreement a valid, binding and enforceable obligation of the Sellers. This Agreement is and will constitute a valid and legally binding obligation of each of the Sellers and will be enforceable against each of the Sellers in accordance with the terms hereof, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         (c) Title to Shares. Each of the Sellers is and will be on the Closing Date the record and beneficial owner and holder of the number of Shares set forth opposite the name of such Seller on Exhibit A hereto, free and clear of all liens, pledges, options, rights of first refusal, charges and encumbrances except


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those liens and encumbrances listed on Exhibit B. None of the Shares is the subject of any shareholder agreement, voting trust or other agreement or understanding relating to the voting thereof or restricting in any way the sale or transfer thereof.

         (d) Conflicts. The execution of this Agreement by each of the Sellers, the compliance by each of the Sellers with the provisions of this Agreement and the consummation by each of the Sellers of the transactions contemplated hereby (i) will not violate any provision of applicable law to which any of the Sellers is subject, (ii) will not constitute a default under, or are not events which, with notice, lapse of time, or both, would constitute a default under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of, any contract, agreement or other instrument binding on any of the Sellers, (iii) will not (due to the action or inaction of any Seller) result in the creation of any encumbrance upon any of the Shares, (iv) will not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, and (v) do not violate any order, writ, injunction, decree or arbitral award, statute, rule or regulation applicable to any of the Sellers.

         (e) Litigation. There is no litigation, arbitration, claim, investigation or proceeding pending or, to the best knowledge of each of the Sellers, threatened against any of the Sellers at law or in equity, before any court, arbitration tribunal or governmental agency that questions (i) the validity of this Agreement, the Sellers' Releases, the Standstill Agreement or the Stipulation, or (ii) the right of the Sellers to enter into such agreements and releases or to consummate the purchase and sale of the Shares and other transactions contemplated herein or therein. To the best of each of the Seller's knowledge, there is no reasonable basis for any such litigation, arbitration, claim, investigation or proceeding against any of the Sellers.

         (f) Securities Laws. Each of the Sellers has held the Shares owned by such Seller of record and beneficially for more than one year except those Shares issued by the Purchaser upon the exercise of stock options by Denny G. Kelly in accordance with those certain Nonqualified Stock Option Agreements dated March 28, 1996 and March 27, 1997. None of the Sellers purchased any of the Shares from the Purchaser with a view to the distribution of such Shares or engages, either full-time or part-time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling or otherwise dealing or trading in the Shares.

         (g) Information. Each Seller has had the opportunity to ask for, and has received all information requested from the Purchaser, that such Seller deems, based on the representations and warranties made by the Purchaser herein, necessary or desirable in order to make such Seller's decision to sell the Shares to the Purchaser in accordance with the terms of this Agreement.

         (h) Absence of Brokers. The Sellers have incurred no obligation or liability, contingent or otherwise, for brokerage or finder's fees or commissions or other similar payments in connection with this Agreement or the transactions provided for herein.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

         (a) Organization and Authority. The Purchaser is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Purchaser has full power, right, legal capacity and authority to enter into this Agreement and to carry out the transactions contemplated hereby.


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         (b)      Authorization and Binding Effect. The execution, delivery and performance of this Agreement by the Purchaser has been approved by all requisite corporate action on the part of the Purchaser and no other corporate approval or authorization is required on the part of the Purchaser or any other person by law or otherwise in order to make this Agreement a valid, binding and enforceable obligation of the Purchaser. This Agreement is and will constitute a valid and legally binding obligation of the Purchaser and will be enforceable against it in accordance with the terms hereof, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         (c) Conflicts. The execution by the Purchaser of this Agreement, the compliance by it with the provisions of this Agreement and the consummation by it of the transactions contemplated hereby (assuming any required regulatory approvals are obtained) (i) will not violate any provision of applicable law to which the Purchaser is subject, (ii) will not conflict with any of the terms of the Purchaser's Certificate of Incorporation, Bylaws or any amendments thereto,
(iii) will not constitute a default under, or are not events which, with notice, lapse of time, or both, would constitute a default under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on the Purchaser, and (iv) do not violate any order, writ, injunction, decree or arbitral award, statute, rule or regulation applicable to the Purchaser.

         (d) Litigation. There is no litigation, arbitration, claim, investigation or proceeding pending or, to the best knowledge of the Purchaser, threatened against the Purchaser at law or in equity, before any court, arbitration tribunal or governmental agency that questions (i) the validity of this Agreement, or (ii) the right of the Purchaser to enter into such agreements and release or to consummate the purchase and sale of the Shares and other transactions contemplated herein or therein. To the best of the Purchaser's knowledge, there is no reasonable basis for any such litigation, arbitration, claim, investigation or proceeding against the Purchaser.

         (e) Rights Plan. The execution by the Sellers and the Purchaser of this Agreement does not, and the consummation of the transactions contemplated herein in accordance with the terms hereof will not, contravene or trigger the exercise of preferred share purchase rights granted under the Purchaser's Share Purchase Rights Plan or that certain Rights Agent Agreement, dated as of January 13, 1999, between the Purchaser and the Bank of New York.

         (f) Absence of Brokers. The Purchaser has incurred no obligation or liability, contingent or otherwise, for brokerage or finder's fees or commissions or other similar payments in connection with this Agreement or the transactions provided for herein.

5.       Covenants.

         (a) Best Efforts; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use such party's reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the execution and delivery of any additional instruments necessary to consummate the transactions


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contemplated by, and to fully carry out the purposes of, this Agreement, and
(iv) causing the conditions in Sections 6 and 7 of this Agreement to be satisfied.

         (b) No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9 hereof, the Sellers will not, and will cause each of their agents or representatives not to, directly or indirectly, solicit, initiate, participate in or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person, individual or entity (other than the Purchaser) relating to any transaction involving the sale, transfer, encumbrance or pledge of the Shares.

         (c) Notification. (i) Between the date of this Agreement and the Closing Date, each Seller will promptly notify the Purchaser in writing if such Seller becomes aware of any fact or condition that causes or constitutes a breach of any of the Sellers' representations and warranties herein as of the date of this Agreement, or if such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Seller will promptly notify the Purchaser of the occurrence of any breach of any covenant of the Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 6 impossible or unlikely. Each of the Sellers acknowledges that the Purchaser is under no obligation to provide information of a non-public nature to the Sellers based on events that occur after the execution of this Agreement, except to the extent that such information is otherwise made available through the Purchaser's public filings with the Securities and Exchange Commission.

         (ii) Between the date of this Agreement and the Closing Date, the Purchaser will promptly notify the Sellers in writing if the Purchaser becomes aware of any fact or condition that causes or constitutes a breach of any of the Purchaser's representations and warranties herein as of the date of this Agreement, or if the Purchaser becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Purchaser will promptly notify the Sellers of the occurrence of any breach of any covenant of the Purchaser in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         (d) Confidentiality. Each of the Sellers shall keep, and shall cause their agents and representatives to keep, the existence and terms of this Agreement and the transactions contemplated herein and therein, and the discussions and negotiations related thereto, and all information regarding the Purchaser or provided by the Purchaser in connection herewith strictly confidential, shall only disclose the same to such Seller's attorneys, accountants and financial advisors on a need-to-know basis, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, or (ii) the furnishing or use of such information is required in connection with, legal proceedings, and shall not at any time use such information for any business purpose other than with respect to the transactions contemplated by this Agreement.

         (e) Voting. Between the date of this Agreement and the Closing Date, each Seller agrees to vote (or, in the case of Shares as to which the Seller is the beneficial, but not record owner, direct the record holder to vote) the Shares listed on Exhibit A and any other shares of Company Common Stock as to which such Seller acquired any legal or beneficial interest in accordance with the recommendations of the


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Purchaser's Board of Directors on any matter submitted to the Purchaser's shareholders at any annual or special meeting of shareholders.

6. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of each of the Sellers, as set forth in Section 3 above, shall be true and correct in all material respects as of the Closing, and each of the Sellers shall have performed all acts, obligations and conditions required to be performed by the Sellers at or prior to the Closing.

         (b) Closing Certificates. The Sellers shall have delivered to the Purchaser the Sellers' Certificates.

         (c) Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to the Purchaser pursuant to this Agreement shall be satisfactory in form and substance to the Purchaser and its counsel acting reasonably and in good faith.

         (d) No Obstructive Proceeding. No action or proceedings shall have been instituted, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting, against any of the Sellers or the Purchaser which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         (e) Release of Liens; No Claim Regarding Stock Ownership or Sale Proceeds. The lienholders listed on Exhibit B must have agreed in writing to release any lien or encumbrance upon the Shares being transferred to Purchaser upon receipt of the Purchase Price or a portion thereof. There must not have been made or threatened by any person unrelated to the Purchaser or its subsidiaries any claim asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any voting, equity or ownership interest in, any of the Shares, or
(ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

         (f) Consents and Approvals. All of the consents, permits and licenses required from any federal, state or local governmental agency or organization, and all releases, waivers of default and consents to assignment required from any third party, with respect to consummation of the transactions contemplated hereby shall have been obtained.

         (g) Performance of Obligations. The Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and the Purchaser shall have received a certificate to such effect signed by each of the Sellers.

7. Conditions to the Obligations of the Sellers. The Sellers' obligations to consummate the transactions contemplated by this Agreement are subject to the following conditions:


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         (a)      Representations and Warranties. The representations of the
Purchaser, as set forth in Section 4 above, shall be true and correct in all material respects as of the Closing, and the Purchaser shall have performed all acts, obligations and conditions required to be performed by it at or prior to the Closing.

         (b) Closing Certificate. The Purchaser shall have delivered to the Seller the Purchaser's Certificate.

         (c) Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to the Purchaser pursuant to this Agreement shall be satisfactory in form and substance to the Sellers and the Sellers' counsel acting reasonably and in good faith.

         (d) No Obstructive Proceeding. No action or proceedings shall have been instituted, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting, against any of the Sellers or the Purchaser which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         (e) Consents and Approvals. All of the consents, permits and licenses required from any federal, state or local governmental agency or organization, and all releases, waivers of default and consents to assignment required from any third party, with respect to consummation of the transactions contemplated hereby shall have been obtained.

         (f) Performance of Obligations. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Sellers shall have received a certificate to such effect signed on behalf of the Purchaser by an officer of the Purchaser.

8.       Indemnification.

         (a) Survival; Knowledge. All representations and warranties, covenants and agreements of the parties made in this Agreement shall survive the Closing for a period of 36 months after the Closing Date, unless otherwise specifically provided herein. The right to indemnification, payment of damages or other remedy based on representations, warranties, covenants and obligations herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants and obligations.

         (b) Indemnification of the Purchaser. Each of the Sellers, jointly and severally, agrees to indemnify, defend and hold harmless the Purchaser and its directors, officers, stockholders, employees, agents, affiliates and representatives from and against any and all damages, losses, settlement payments, obligations, liabilities, penalties, claims, actions or causes of action, encumbrances and reasonable costs and expenses (including, without limitation, attorneys' fees and costs of investigation) suffered, sustained, incurred or paid by any such indemnified party because of the untruth, inaccuracy or breach of any


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representation, warranty, agreement or covenant of any of the Sellers contained in or made pursuant to this Agreement or the Sellers' Certificates.

         (c) Indemnification of the Sellers. The Purchaser agrees to indemnify, defend and hold harmless each of the Sellers from and against any and all damages, losses, settlement payments, obligations, liabilities, penalties, claims, actions or causes of action, encumbrances and reasonable costs and expenses (including, without limitation, attorneys' fees and costs of investigation) suffered, sustained, incurred or paid by any such indemnified party because of the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of the Purchaser contained in or made pursuant to this Agreement or the Purchaser's Certificate.

         (d) Notice and Opportunity to Defend. (i) In the case of a claim based on a demand by a third party, a party making a claim for indemnification hereunder (the "Indemnified Party") shall notify in writing the indemnifying party (the "Indemnitor") of the claim, describing the claim, the amount thereof, and the basis therefor, within 15 days after a third-party claim is presented to the Indemnified Party. The Indemnitor shall have the right to assume the entire control of the defense, compromise or settlement thereof, and, in connection therewith, the Indemnified Party shall cooperate fully to make available to the Indemnitor all pertinent information under its control. If the Indemnitor fails to assume the defense of such claim within a reasonable length of time, the Indemnified Party may do so without the Indemnitor's participation, in which case the Indemnitor shall pay the expenses of such defense, and the Indemnified Party may settle or compromise such claim without the Indemnitor's consent. If the Indemnified Party fails to so notify the Indemnitor, and if the Indemnitor is thereby materially prejudiced by such failure of notice in its defense of the claim, the Indemnitor's obligation of indemnity hereunder shall be extinguished with respect to such claim to the extent that the Indemnitor has been prejudiced by the failure to give such notice.

         (ii) In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to paragraph (I) of this Section 8(d) because no third-party action is involved, the Indemnified Party shall promptly provide written notice to the Indemnitor of the claim, describing the claim, the amount thereof, and the basis therefor. The Indemnitor shall respond to each such claim within 30 days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the Indemnified Party until the later of (A) the expiration of the 30-day response period (unless reasonably necessary to protect the rights of the Indemnified Party), or (B) 30 days following the receipt of a response within such 30-day period by the Indemnified Party requesting an opportunity to cure the matter giving rise to the indemnification (and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured within such 30-day cure period).

         (e) Non-Exclusive Remedies. The remedies provided in this Section shall be non-exclusive and cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other rights or remedies against any other party hereto.

         (f) Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement or otherwise, if, notwithstanding the limitations contained in this Section 8 or elsewhere in this Agreement, the Sellers nevertheless become liable to the Purchaser, in no event shall the aggregate amount of such liability of the Sellers (including, but not limited to, any and all liabilities of the Sellers for costs, expenses and attorneys' fees paid or incurred in connection therewith or in connection with the curing of any and all misrepresentations of representations or warranties or breaches of covenants or agreements under this Agreement) exceed the Purchase Price.


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9.       Termination.

         (a) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing as follows:

                  (i) by the mutual consent of the Purchaser and the Sellers;

                  (ii) by Sellers representing a majority of the Shares, if any of the conditions set forth in Section 7 hereof shall have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers to comply with the obligations of this Agreement) and the Sellers have not waived such condition on or before such date;

                  (iii) by the Purchaser, if any of the conditions provided in Section 6 hereof have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Purchaser to comply with the obligations of this Agreement) and the Purchaser has not waived such condition on or before such date; or

                  (iv) by either the Sellers representing a majority of the Shares or the Purchaser if a material breach of any provision of this Agreement has been committed by the other of them and such breach has not been waived.

In the event of such termination by either the Purchaser or the Sellers pursuant to this Section 9(a), written notice shall forthwith be given to the other parties hereto.

         (b) Events Upon Termination. In the event that this Agreement is terminated as provided above:

                  (i) the Purchaser shall deliver to the Sellers all documents (and copies thereof in its possession) previously delivered by the Sellers to the Purchaser in connection herewith;

                  (ii) the Sellers shall deliver to the Purchaser all documents (and copies thereof in their possession) previously delivered by the Purchaser to the Sellers in connection herewith; and

                  (iii) none of the parties hereto, nor any of their respective shareholders, directors or officers, shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages or otherwise, except that if this Agreement is terminated by the Purchaser or the Sellers because of a breach of this Agreement by the Purchaser (with respect to the Sellers) or the Sellers (with respect to the Purchaser), then the terminating party's right to pursue any and all legal and equitable remedies with respect thereto shall survive such termination unimpaired.

10. Change in Control. The Change in Control Agreement dated December 4, 1999 between Denny G. Kelly and Purchaser is canceled and terminated as of the date hereof. If prior to the consummation of the transactions contemplated hereby Purchaser enters into an agreement to consolidate with, merge into or sell, transfer or lease all or substantially all of its assets to any other entity pursuant to which shareholders of Purchaser will receive an amount in excess of $12.00 per share for their Common Stock, Sellers shall have the option to terminate this Agreement and elect to receive the consideration for the Shares offered to other shareholders of Purchaser.


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

11.      Miscellaneous

         (a) Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered by hand, by overnight delivery, or United States mail, postage prepaid, registered or certified mail, return receipt requested, upon delivery or refusal of delivery, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other party hereto): (i) if to the Sellers: Denny G. Kelly and Arlene S. Kelly, 53 Creekwood Drive, Union Grove, Alabama 35175, and (ii) if to the Purchaser: Community Bancshares, Inc., 68149 Main Street, Blountsville, Alabama 35031, Attention: Kennon R. Patterson, Sr.

         (b) Entire Agreement. This Agreement and the Exhibits, schedules and documents delivered pursuant hereto constitute the entire agreement, and supersedes any prior agreement, understanding or letter of intent (oral or written), between the parties hereto relating to the subject matter of this Agreement. To be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

         (c) Choice of Law. The validity and construction of this Agreement shall be governed by the laws of the State of Alabama, without regard to the principles of conflict of laws thereof.

         (d) Headings. The Section headings herein are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         (e) No Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         (f) Assignment. No party hereto shall assign this Agreement, or any rights, benefits, duties or obligations hereunder, or any interest therein, without first obtaining the express prior written consent of the other parties hereto; provided, however, that this Agreement may be assigned by any of the Sellers to a revocable management trust formed by such Seller. Without waiver of the foregoing provisions, all of the rights, benefits, duties, liabilities, and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and permitted assigns.

         (g) Interpretation. The parties hereto have each negotiated the terms hereof and reviewed this Agreement carefully. It is the intent of the parties that each word, phrase, and sentence and other part hereof shall be given its plain meaning, and that rules of interpretation or construction of contracts that would construe any ambiguity of any part hereof against the draftsman, by virtue of being the draftsman, shall not apply. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its heirs, successors and permitted assigns.

         (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         (i) Attorneys' Fees. If legal action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and reasonable attorneys' fees in addition to any other relief granted. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in a complaint.

         (j) Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         (k) Expenses. All expenses incurred in connection with the transactions contemplated hereby, including, without limitation, attorneys' fees, accounting fees, sales taxes, recording fees, investment advisers' fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated; it being understood and agreed that all federal, state and local income, transfer and sales taxes arising from the disposition of the Shares pursuant to this Agreement shall be borne by the Sellers.

         (l) Cooperation and Further Assurances. The parties hereto will cooperate with each other and will use all reasonable efforts to cause the fulfillment of the conditions to the parties obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement. From time to time, at the Purchaser's request, and without further consideration, the Sellers will execute, acknowledge and deliver all instruments of further assurance and do all such acts and things as may reasonably be requested by the Purchaser for the purpose of carrying out the intent of this Agreement and to more effectively to convey, transfer to and vest in the Purchaser and its assignees, the Shares to be conveyed hereunder.

         (m) Schedules and Exhibits. The Schedules and Exhibits attached hereto, and all Schedules and Exhibits attached hereto after the date of this Agreement and prior to the Closing, are hereby incorporated into this Agreement wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made.

         (n) No Third Party Beneficiaries. Except as expressly provided herein, this Agreement and its provisions, terms and conditions are for the sole and exclusive benefit of the parties hereto and their heirs, successors and permitted assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


         THE "SELLERS"                           THE "PURCHASER"
                                                 COMMUNITY BANCSHARES, INC.



         /S/ DENNY G. KELLY                      BY: /S/ KENNON R . PATTERSON
         ---------------------------------           --------------------------
         DENNY G. KELLY                          KENNON R. PATTERSON, SR.
                                                 CHAIRMAN, PRESIDENT & CEO

         /S/ ARLENE S. KELLY
         ---------------------------------
         ARLENE S. KELLY




                                    EXHIBIT A

                                                                    PURCHASE PRICE
SELLER                                       NUMBER OF SHARES        DUE TO SELLER
------                                       ----------------       --------------
Denny G. Kelly and
Arlene S. Kelly as joint tenants
With right of survivorship                         60,208              $722,496

Denny G. Kelly                                        150              $  1,800

In addition, Denny Kelly. is the beneficial owner of shares allocated to his account in the Community Bancshares, Inc. Employee Stock Ownership Plan. Sellers and Purchaser agree that the terms of this Stock Purchase Agreement shall apply to those shares; provided, however, that no actions shall be taken by any party with respect to such shares which, in the opinion of counsel, jeopardizes the tax-qualified status of the ESOP under Section 401 of the Internal Revenue Code of 1986, as amended.

                                    EXHIBIT B

Colonial Bank has a lien on approximately 49,000 shares and The Exchange Bank of Altoona has a lien on 10,000 shares.


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